Exhibit 99.1

FOR IMMEDIATE RELEASE                                          November 14, 2005

           Almost Family Announces Quarterly Results and Other Matters

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced the following news items:

o For the quarter ended September 30, 2005, the Company reported earnings from continuing operations per diluted share of $0.15 as compared to $0.10 for the quarter ended September 30, 2004.
o The Company reported a gain of $1.90 per diluted share on the previously announced sale of its adult day care segment.
o In a separate release, the Company announced the acquisition of a St. Augustine FL based home health agency, the Company's fourth such acquisition since October 2004.
o Also in a separate report on Form 8-K filed today with the SEC, the Company has reported the amendment of its previously filed 2004 Form 10-K. The amendment follows a routine review of the filing by the SEC Staff after which the Company was asked to reconsider its accounting for certain contingent liability matters. The revisions to the report are non-cash and relate to previously disclosed matters arising in 2003 and prior fiscal years. Refer to the Form 8-K and related Form 10-K/A amendment also filed today for additional information.

Quarterly Earnings Release
Net income from continuing operations grew 54% to $397,457 or $0.15 per diluted share for the September 2005 quarter as compared to $258,537 or $0.10 per diluted share in the September 2004 quarter. Revenues grew 15% to $18.5 million in the September 2005 quarter from $16 million in the September 2004 quarter.

Net Income including discontinued operations, was $5,378,860 or $2.04 per diluted share including a gain on the sale of the adult day care segment of $5,003,485 in the quarter ended September 30, 2005 and $404,628 or $0.16 per diluted share in 2004.

Revenues in the Company's Caretenders Visiting Nurse (VN) segment grew 28% over the same period last year. The April 1, 2005 acquisition of a Bradenton, FL VN agency added approximately $900,000 in revenues and $95,000 in net income or $0.04 per diluted share to operating results in the September 2005 quarter.
Net income from continuing operations for the September 2005 quarter included net of tax operating losses of $32,000 or $0.01 per diluted share related to VN startup operations opened or acquired late in 2004 and first quarter 2005. Related revenues were approximately $830,000.

William B. Yarmuth, AFAM's Chairman and CEO commented on the quarterly results:
"We are pleased with our operating results for this quarter which is seasonally our lowest performing quarter. Our VN segment operations generated 28% revenue growth on an overall basis, primarily due to our acquisition and startup activities. The completion of the ADC sale, along with the large gain on the sale, and the substantial amount of cash received will enable us to improve our focus on our strategic growth objectives. The acquisition of the St. Augustine agency provides early evidence of that improved focus. Our development activities have created a nice pipeline of acquisition opportunities and we expect to bring additional transactions to fruition over the course of the next year."


Results of operations for the quarters ended September 30, 2005 and 2004 are set forth in the tables below:

                                           September                        September
                                              2005                            2004                          Change
                                      --------------------- ---------- -------------------- ---------- ----------------- ----------

                                             Amount           % Rev          Amount           % Rev         Amount           %
                                      --------------------- ---------- -------------------- ---------- ----------------- ----------

Net Revenues
Home Health Care
Visiting Nurses                       $        9,663,903        52.2%  $        7,555,941       47.1%  $    2,107,962        27.9%
    Personal Care                              8,844,469        47.8%           8,479,334       52.9%         365,135         4.3%
                                      ---------------------            --------------------            -----------------
                                      $       18,508,372       100.0%  $       16,035,275      100.0%  $    2,473,097        15.4%
                                      =====================            ====================            =================
Operating Income
Home Health Care
    Visiting Nurses                   $        1,025,828         5.5%  $        1,022,014        6.4%  $        3,814         0.4%
    Personal Care                                956,935         5.2%             720,146        4.5%         236,790        32.8%
                                      ---------------------            --------------------            -----------------
                                               1,982,763        10.7%           1,742,160       10.9%         240,604        13.8%
Unallocated Corp Expenses                      1,265,261         6.8%           1,237,166        7.7%          28,095         2.2%
                                      ---------------------            --------------------            -----------------
                                                 717,503         3.9%             504,994        3.1%         212,509        42.1%
Interest Expense                                  70,178         0.4%              67,475        0.4%           2,704         4.0%
                                      ---------------------            --------------------            -----------------
Pre-Tax Income                                   647,324         3.5%             437,519        2.7%         209,805        48.0%
Income Taxes                                     249,867         1.4%             178,982        1.1%          70,885        39.6%
                                      ---------------------            --------------------            -----------------
Net Income from Continuing
 Operations                           $          397,457         2.1%  $          258,537        1.6%  $      138,920        53.7%
Income (loss) from discontinued
operations, net of tax                           (22,082)                         146,091                    (168,174)     -115.1%
Gain on sale, net of tax                       5,003,485                                 -                  5,003,485           NM
                                      ---------------------            --------------------            -----------------
Net Income                            $        5,378,860               $          404,628              $    4,974,233           NM
                                      =====================            ====================            =================

Diluted Earnings Per Share
    Diluted Shares Outstanding                 2,639,214                        2,555,930                      83,284         3.3%
    Continuing Operations             $             0.15               $             0.10              $         0.05        48.9%
    Discontinued Operations                        (0.01)                            0.06                       (0.07)     -116.7%
    Gain on Sale                                    1.90                                -                        1.90           NM
                                      ---------------------            --------------------            -----------------
                                      $             2.04               $             0.16              $         1.88           NM
                                      =====================            ====================            =================

Continuing Operations:
   EBITDA                             $        1,054,025               $         856,044               $      197,981         23.1%
   Effective Tax Rate                               38.6%                            40.9%                      (2.3%)

Year to Date Results
Net income from continuing operations grew 28% to $1,603,766 or $0.61 per diluted share for the nine months ended September 2005 as compared to $1,257,453 or $0.49 per diluted share in the nine months ended September 2004. Revenues grew 15% to $56.2 million in the nine months ended September 2005 from $48.8 million in the nine months ended September 2004.

Net Income including discontinued operations, was $6,385,432 or $2.43 per diluted share including a gain on the sale of the adult day care segment of $5,003,485 in the nine months ended September 30, 2005 and $1,100,779 or $0.43 per diluted share in 2004.

Revenues in the VN segment grew 24% over the same period last year. The April 1, 2005 acquisition of a Bradenton, FL VN agency added approximately $1.9 million in revenues and $227,000 in net income or $0.09 per diluted share to operating results for the nine months ended September 2005. Net income from continuing operations for the nine months ended September 2005 included net of tax operating losses of $279,000 or $0.11 per diluted share related to VN startup operations opened or acquired late in 2004 and first quarter 2005. Related revenues were approximately $1.7 million.

Results of operations for the nine months ended September 30, 2005 and 2004 are set forth in the tables below:

                                            September                       September
                                              2005                            2004                          Change
                                      --------------------- --------- --------------------- ---------- ----------------- ----------

                                             Amount          % Rev           Amount           % Rev         Amount           %
                                      --------------------- --------- --------------------- ---------- ----------------- ----------
Net Revenues
Home Health Care
      Visiting Nurses                 $       29,637,290       52.7%  $        24,005,398       49.1%  $    5,631,892        23.5%
      Personal Care                           26,606,276       47.3%           24,869,853       50.9%       1,736,423         7.0%
                                      ---------------------           ---------------------            -----------------
                                      $       56,243,566      100.0%  $        48,875,251      100.0%       7,368,315        15.1%
                                      =====================           =====================            =================
Operating Income
Home Health Care
      Visiting Nurses                 $        4,344,796        7.7%  $         4,168,904        8.5%  $      175,892         4.2%
      Personal Care                            2,691,656        4.8%            1,968,745        4.0%         722,911        36.7%
                                      ---------------------           ---------------------            -----------------
                                               7,036,452       12.5%            6,137,649       12.6%         898,803        14.6%
Unallocated Corp Expenses                      4,235,415        7.5%            3,786,727        7.7%         448,688        11.8%
                                      ---------------------           ---------------------            -----------------
                                               2,801,037        5.0%            2,350,922        4.8%         450,115        19.1%
Interest Expense                                 182,041        0.3%              244,115        0.5%         (62,074)      -25.4%
                                      ---------------------           ---------------------            -----------------
Pre-Tax Income                                 2,618,996        4.7%            2,106,807        4.3%         512,189        24.3%
Income Taxes                                   1,015,230        1.8%              849,354        1.7%         165,876        19.5%
                                      ---------------------           ---------------------            -----------------
Net Income from Continuing
  Operations                          $        1,603,766        2.9%  $         1,257,453        2.6%  $      346,313        27.5%
Income (loss) from discontinued
operations, net of tax                          (221,819)                        (156,674)                    (65,146)       41.6%
Gain on Sale                                   5,003,485                                -                   5,003,485           NM
                                      ---------------------           ---------------------            -----------------
Net Income                            $        6,385,432              $         1,100,779              $    5,284,653           NM
                                      =====================           =====================            =================

Diluted Earnings Per Share
      Diluted Shares Outstanding               2,629,386                        2,553,450                      75,471         3.0%
      Continuing Operations           $             0.61              $              0.49              $         0.12        23.9%
      Discontinued Operations                      (0.08)                          (0.06)                       (0.02)       22.8%
      Gain on Sale                                  1.90                                -                        1.90           NM
                                      ---------------------           ---------------------            -----------------
                                      $             2.43              $              0.43              $         2.00           NM
                                      =====================           =====================            =================
Continuing Operations:
      EBITDA                                   3,782,607                        3,379,927                     402,680        11.9%
      Effective Tax Rate                            38.8%                           40.3%                       (1.6%)


Non-GAAP Financial Measure
The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:
EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

The following table sets forth a reconciliation of net income to EBITDA:

                                                                     Quarter Ended September 30,
                                                             ------------------------ ------------------------
                                                                    2005                     2004
                                                             ------------------------ ------------------------
         Net Income from continuing operations             $              397,457   $              258,537
         Add Back:
             Interest Expense                                              70,179                   67,475
             Income Taxes                                                 249,867                  178,982
             Depreciation & Amortization                                  336,531                  351,050
                                                           ------------------------ ------------------------
         Earnings Before Interest, Income Taxes,
         Depreciation & Amortization (EBITDA) from
         continuing operations                             $            1,054,034   $              856,044
                                                           ======================== ========================


                                                                     Nine Months Ended September 30,
                                                            ------------------------ ------------------------
                                                                     2005                     2004
                                                            ------------------------ ------------------------

         Net Income from continuing operations             $            1,603,766    $            1,257,453
         Add Back:
             Interest Expense                                             182,041                   244,115
             Income Taxes                                               1,015,230                   849,354
             Depreciation & Amortization                                  981,570                 1,029,005
                                                            ------------------------ ------------------------
         Earnings Before Interest, Income Taxes,
         Depreciation & Amortization (EBITDA) from
         continuing operations                              $           3,782,607    $            3,379,927
                                                            ======================== ========================



Gain on Sale of ADC Segment and Reclassification of ADC Operations

On September 30, 2005 the Company completed the previously announced sale of its ADC operating segment for $13.6 million in cash plus assumption of certain liabilities. The transaction resulted in the reporting of an after tax gain of approximately $5 million or $1.90 per diluted share reported in the quarter and nine month periods ended September 30, 2005. The reported gain is subject to change following the completion of the final purchase price adjustment between the parties and potentially further refinement of the estimated income tax provision by the end of the Company's fiscal year.

As of September 30, 2005, the Company's balance sheet reflects cash of approximately $10 million ($1 million restricted) of which approximately $5 million will be used to fund retained liabilities (primarily income taxes) related to the transactions. The Company expects the balance of the retained liabilities to be less than $1 million as December 31, 2005.

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health services. The Company has service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Alabama and Indiana (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to accelerate growth in its home health operations, the Company's ability to generate VN revenue growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to increase the efficiency and effectiveness of its sales and marketing efforts, the Company's ability to generate positive cash flows, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2004, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.